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                                                                   EXHIBIT 10.18


                              CONSULTING AGREEMENT

        CONSULTING AGREEMENT dated as of May 13, 1996 between NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation with a mailing address at 40 Hudson Road, Canton, Massachusetts 02021 (the "Company"), and FRED LOKOFF, an individual residing at 741 North Ithan Avenue, Bryn Mawr, Pennsylvania 19010 (the "Consultant").

        WHEREAS, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of the date hereof by and among the Company, Bryn Mawr Radio & Television Centre, Inc., a Pennsylvania corporation (the "Seller"), and the Consultant, the Company is acquiring the Assets (as defined in the Asset Purchase Agreement) of the Seller;

        WHEREAS, the Consultant owns all of the outstanding voting securities of the Seller, and is currently the Chairman of the Seller; and the Consultant has extensive and valuable knowledge of the Seller, its businesses, markets and customers; and

        WHEREAS, the Asset Purchase Agreement provides that the Consultant and the Company execute and deliver this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the Company and the Consultant agree as follows:

        1. TERM OF CONSULTING. The Company hereby retains the Consultant to provide consulting services to the Company, and the Consultant hereby agrees to provide consulting services to the Company, on the terms and conditions set forth herein, for a period of seven years from and after the date hereof (the "Consulting Period").

        2. DUTIES. During the Consulting Period, the Consultant will be available, upon reasonable notice and at reasonable times during normal business hours, to render to the Company, on an as needed basis, such advice pertaining to the Company's operation of the Seller Business (as defined in the Asset Purchase Agreement) or otherwise pertaining to the retail sale of consumer electronic and entertainment products as may be reasonably requested by the President or Chairman of the Company. Consulting services hereunder may be rendered by telephone or letter or in any other form as may be mutually agreed upon by the parties hereto and need not be rendered in person. The Consultant's obligation to provide services hereunder shall not prevent the Consultant from engaging in any other services or activities, provided that such services are not in contravention of this Consulting Agreement or the Consultant's covenants under the Asset Purchase Agreement, including his covenants under Section 7.5 thereof. Consultant shall not be


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required to render any services hereunder which will require his travel beyond twenty-five (25) miles from the current location of Seller's principal office as 320 South Henderson Road, King of Prussia, Pennsylvania, and the Company acknowledges that the Consultant spends extended periods of time outside of the greater Philadelphia metropolitan area and will continue with such practice during the Consulting Period.

        3. COMPENSATION AND BENEFITS. Subject to the provisions of Section 5 below, during the Consulting Period the Company will pay the Consultant monthly base compensation of $20,833.33 for each month during the first two years of the Consulting Period (i.e., months one through twenty-four, inclusive), and $4,166.66 for each month during years three through seven, inclusive, of the Consulting Period (i.e., months twenty-five through eighty-four, inclusive) ("Compensation"). The Company will reimburse the Consultant for all reasonable expenses paid or incurred by the Consultant with the prior approval of the Company while traveling at the Company's request in connection with, or related to, the rendering of consulting services under this Consulting Agreement, upon presentation by the Consultant of such documentation, expense statements, vouchers and other supporting information as the Company may reasonably request. The Compensation and reimbursement for expenses as provided for in this Section 3 shall be the sole compensation paid to the Consultant for services rendered pursuant to this Consulting Agreement. Without limiting the generality of the foregoing, Consultant shall not be entitled to any fringe benefits or to participate in any of the Company's plans providing for such fringe benefits.

        In the event of the Consultant's death during the Consulting Period, the Company shall pay to the Consultant's estate an amount equal to $750,000 less all Compensation paid to the Consultant prior to his death, and this payment shall be the Company's complete and exclusive liability to the Consultant or his estate hereunder.

        In addition, if the Company consummates, at any time during years four through seven, inclusive, of the Consulting Period, an underwritten public offering of its stock pursuant to an effective registration statement under the Securities Act of 1933, and such public offering is for the account of the Company to the public generally and provides net proceeds to the Company (after underwriter commissions and discounts) of not less than $10,000,000, then the remaining Compensation unpaid hereunder (i.e., $750,000 less all Compensation previously paid to the Consultant) shall be prepaid within thirty (30) days following the closing of such public offering. Such prepayment shall not operate as a termination of this Agreement, and the Consultant shall continue to provide consulting services hereunder through the remainder of the Consulting Period, with no further Compensation to be due or owing to the Consultant.

        4. NON-COMPETITION AND NON-DISCLOSURE. The Consultant acknowledges that he has made certain covenants to the Company under the Asset Purchase Agreement, including without limitation his covenants under Section 7.5 of the Asset Purchase Agreement (which Section 7.5 includes, among other things, the Covenant Not to Compete, as defined therein, and certain covenants relating to non-disclosure of certain



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information). The Consultant hereby reaffirms such covenants, and agrees that such covenants and this Section 4 shall survive, in accordance with their respective terms, notwithstanding the expiration, cancellation or termination of this Agreement.

        5. RIGHT OF SETOFF. The Consultant agrees and acknowledges that during the Consulting Period, the Company may setoff against the Compensation to be paid hereunder any claims of the Company against the Consultant under the terms of the Asset Purchase Agreement; PROVIDED THAT (a) before exercising such right of setoff, the Company shall first send to the Consultant the notice required, if and only if any notice is so required, by Section 9.14(E) of the Asset Purchase Agreement with respect to such claim and (b) the Company shall only exercise such right of setoff to the extent that payments are not being made to the Company on account of such claim pursuant to Section 9.14(E)(iv) of the Asset Purchase Agreement.

        6. RELIEF IN CASE OF BREACH. The Company and the Consultant acknowledge and agree that the Consultant's services hereunder are unique and have a peculiar value to the Company, and that the Company cannot adequately be compensated in money damages for their loss. Therefore, if the Consultant is in breach of any provision of his obligations hereunder, the Company shall be entitled, in addition to all other rights and remedies as may be provided by law, to specific performance, injunctive and other equitable relief to prevent or restrain a breach of this Agreement or to enforce this Agreement and its provisions.

        7. RELATIONSHIP. The relationship between the Consultant and the Company shall be that of independent contractors and nothing in this Agreement shall be construed to constitute either the Consultant nor the Company as a partner, employee or agent of the other. Neither the Consultant nor the Company shall have the authority to bind the other in any manner without the prior written consent of the other.

        8. NOTICES. For purposes of all notices required or permitted hereunder, the provisions of Section 9.8 of the Asset Purchase Agreement are hereby incorporated herein and made a part hereof.

        9. GENERAL. This Consulting Agreement constitutes the entire agreement between the Company and the Consultant and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof. This Consulting Agreement may be amended, modified, changed or discharged, in whole or in part, only in a written instrument executed by the Company and the Consultant. The invalidity or unenforceability of any provision of this Consulting Agreement shall not affect the validity or enforceability of any other provision of this Consulting Agreement. The waiver of any breach or default under this Consulting Agreement shall be valid only if in writing. Any such waiver shall not constitute the waiver of the same breach or default on any subsequent occasion or of any other breach or default. The Company may assign its rights under this Consulting Agreement at any time (provided that no such assignment shall relieve the Company of its obligations to the Consultant hereunder unless the



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Consultant has previously consented to such assignment), but the Consultant may not assign this Agreement, by operation of law or otherwise, and may not delegate his duties hereunder. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and subject to the preceding sentence, the Consultant, his executors, estate and heirs. This Agreement shall be governed by and construed, interpreted and enforced as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           /s/ Fred Lokoff
                                           -----------------------------
                                           Fred Lokoff


                                           NEW ENGLAND AUDIO CO., INC.


                                           By:  /s/ Jeffrey S. Stone
                                                ------------------------
                                           Title:  President
                                                   ---------------------




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                                   AGREEMENT

     AGREEMENT dated as of April 23, 1997 between New England Audio Co., Inc., a Massachusetts corporation (the "Company"), and Fred Lokoff, an individual (the "Consultant"), Kay Lokoff, an individual, and Bryn Mawr Radio & Television Centre, Inc., a Pennsylvania corporation ("Bryn Mawr"). Reference is hereby made to (a) that certain Consulting Agreement dated as of May 13, 1996 between the Company and the Consultant (the "Consulting Agreement"), (b) that certain Escrow Agreement dated as of May 13, 1996 between the Company, the Consultant, Bryn Mawr, Kay, and Goulston & Storrs, P.C., as escrow agent (the "Escrow Agent"), and (c) that certain Asset Purchase Agreement dated as of May 13, 1996 between the Company, the Consultant, Bryn Mawr, and Kay (the "Purchase Agreement") and the Guaranties referred to therein in favor of the Company by the Consultant and Kay (the "Guaranties").

     WHEREAS, the parties wish to amend the Consulting Agreement, to request the release of the Deposit (as defined in the Escrow Agreement) pursuant to the Escrow Agreement and to take such other actions as herein described.

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, hereto, the Company and the Consultant agree as follows:

     1. AMENDMENT OF CONSULTING AGREEMENT. The Consulting Agreement is hereby amended as follows:

          A. AMENDMENT TO SECTION 1. Section 1 (entitled "Term of Consulting") of the Consulting Agreement is hereby amended by deleting the word "seven" and inserting in place thereof the word "four."

          B. AMENDMENT TO SECTION 3. Section 3 (entitled "Compensation and Benefits") is hereby deleted and replaced in its entirety with the following:

          3. COMPENSATION AND BENEFITS. Subject to the provisions of Section 5 below, during the Consulting Period the Company will pay the Consultant monthly base compensation of $20,833.33 for each month during the first year of the Consulting Period (i.e., months one through twelve, inclusive, representing the year ending May 13, 1997), and $4,166.66 for each month during years three through four, inclusive, of the Consulting Period (i.e., months twenty-five through forty-eight, inclusive, representing the two-year period ending May 13, 2000) ("Compensation"). No Compensation or other payments (other than those described in the succeeding sentence) will be paid to you during the second year of the


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     Consulting Period (i.e., months thirteen through twenty-four, inclusive, representing the year ending May 13, 1998). The Company will reimburse the Consultant for all reasonable expenses paid or incurred by the Consultant with the prior approval of the Company while traveling at the Company's request in connection with, or related to, the rendering of consulting services under this Consulting Agreement, upon presentation by the Consultant of such documentation, expense statements, vouchers and other supporting information as the Company may reasonably request. The Compensation and reimbursement for expenses as provided for in this Section 3 shall be the sole compensation paid to the Consultant for services rendered pursuant to this Consulting Agreement. Without limiting the generality of the foregoing, Consultant shall not be entitled to any fringe benefits or to participate in any of the Company's plans providing for such fringe benefits.

           In the event of the Consultant's death during the Consulting Period, the Company shall pay the Consultant's estate an amount equal to $350,000 less all Compensation paid to the Consultant prior to his death, and this payment shall be the Company's complete and exclusive liability to the Consultant or his estate hereunder.

           C. FULL FORCE AND EFFECT. Except as otherwise specifically amended as set forth herein, the Consulting Agreement shall remain unchanged and in full force and effect.

     2. ESCROW RELEASE. The Company, Consultant Kay and Bryn Mawr shall and hereby do request the Escrow Agent to release the Deposit under the Escrow Agreement and to deliver such Deposit to the Consultant for and on behalf of the Consultant, Kay and Bryn Mawr pursuant to the Consultant's authority as attorney-in-fact for Kay and Bryn Mawr under Section 10(f) of the Escrow Agreement. Each of the Company, Consultant, Kay and Bryn Mawr do hereby agree and certify that such request constitutes "a joint written direction from the Purchaser and the Seller" as that phrase is used in Section 5(a) of the Escrow Agreement, and that a copy of this Section 2 shall be provided to the Escrow Agent in connection therewith.

     3. INSURANCE AMOUNTS. The Company hereby agrees that it shall pay to the Consultant any amounts in excess of $67,000, if any, which the Company receives from ITT Hartford Insurance Company on account of the theft of inventory and other assets as well as business interruption of Bryn Mawr at its Henderson Road location in November of 1995 pursuant to the specific insurance policy which the Company acquired from Bryn Mawr and which insured against such loss. In the event that the amount so received from ITT Hartford Insurance Company on account of such loss under such policy is less than $67,000, the Consultant shall not be responsible for paying the amount of any such deficiency to the Company.

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     4.   GENERAL.

          (a) The parties acknowledge and agree that the execution, delivery and performance of this Agreement, including without limitation payment of the amounts described in Section 3, above, are being made in settlement of certain, specific indemnification claims which have arisen prior to the date hereof in the aggregate amount of $650,000 by the Company against Bryn Mawr, the Consultant and Kay in connection with the Purchase Agreement, the Guaranties and the transactions contemplated thereby. The parties further acknowledge and agree that said settlement shall in no way affect any of the Company's rights or remedies with respect to, or otherwise impact or affect, (1) such settled claims to the extent exceeding, in the aggregate, $650,000, or (2) any other claims the Company may have at any time and from time to time against Bryn Mawr, the Consultant or Kay, including without limitation any other such claims for indemnification under the Purchase Agreement. In connection therewith, the parties agree that neither the Purchase Agreement nor the Guaranties have been in any way amended, modified or affected by this Agreement, and that said Purchase Agreement (including without limitation Section 9.14 thereof), and said Guaranties all remain in full force and effect for all purposes.

          (b) This Agreement shall be governed by and construed, interpreted and enforced as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                             /s/ Fred Lokoff
                                             ----------------------------
                                             Fred Lokoff


                                             /s/ Kay Lokoff
                                             ----------------------------
                                             Kay Lokoff

                                             BRYN MAWR RADIO & TELEVISION
                                             CENTRE, INC.


                                             By: /s/ Fred Lokoff
                                                 ------------------------
                                             Title: Chairman of Board


                                             NEW ENGLAND AUDIO CO., INC.

                                             By: /s/ Jeffrey S. Stone
                                                 ------------------------
                                                 Jeffrey S. Stone
                                                 Title: President



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